Exhibit 99.1

MiMedx Postpones Release of its Fourth Quarter and Fiscal Year 2017 Financial Results

Marietta, Georgia, February 20, 2018 -- MiMedx Group, Inc. (NASDAQ: MDXG), a leading developer and marketer of regenerative and therapeutic biologics, today announced that it will postpone the release of its financial results, as well as the filing of its Form 10-K, for the year ended December 31, 2017.
The Audit Committee of MiMedx’s Board of Directors has engaged independent legal and accounting advisors to conduct an internal investigation into current and prior-period matters relating to allegations regarding certain sales and distribution practices at the Company. Company executives are also reviewing, among other items, the accounting treatment of certain distributor contracts.
The Audit Committee is working closely with its advisors to complete this investigation in as timely a manner as possible. The Company will not be in a position to release its financial results until the Audit Committee’s internal investigation is completed.
The Company believes, based on information available to date, that the outcome of such investigation should not have a material impact on revenue guidance for 2018. The Company’s unaudited cash and cash equivalents as of December 31, 2017 were approximately $33 million, after giving effect to the use of approximately $24 million for share repurchases in the fourth quarter of 2017 as part of the Company’s Share Repurchase Program. The Company had no debt outstanding as of December 31, 2017. The Company also does not expect this delay to affect its operational performance and clinical research activities.
“Our Board of Directors and executives believe it is in the best interests of our Company and shareholders for our Audit Committee to address these allegations in an internal investigation with the support of independent legal and accounting advisors. We look forward to releasing our 2017 financial results as soon as this process is complete,” said Parker H. “Pete” Petit, Chairman and CEO. “MiMedx has been experiencing rapid growth over the last few years as our product portfolio continues to meet significant, unmet needs in the marketplace. We are literally saving lives by saving limbs, and we expect to continue to deliver operational and clinical success in the months and years to come.”
About MiMedx
MiMedx® is the leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. "Innovations in Regenerative Medicine" is the framework behind the Company’s mission to give physicians products and tissues to help the body heal itself. The Company processes the human placental tissue utilizing its proprietary PURION® Process methodology, among other processes, to produce safe and effective allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over 1 million allografts to date for application in the Wound Care, Burn, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. For additional information, please visit www.mimedx.com.

Safe Harbor Statement
This press release includes forward-looking statements that may be identified by words such as "believe," "expect," "may," "plan," "potential," "will," "preliminary," and similar expressions, and are based on management’s current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ from those set forth in the forward-looking statements. For more detailed information on the risks and uncertainties, please review the Risk Factors section of the Company’s most recent annual report or quarterly report filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.
Contact:
Robert P. Borchert

Vice President, Investor Relations
770-651-9383
investorrelations@mimedx.com